                                                                   EXHIBIT 10.20

                               A G R E E M E N T
                               -----------------



     THIS AGREEMENT, is made and entered on this 1st day of January, 1999, by, and between N2K Inc. ("N2K"), whose address is 55 Broad Street, New York, New York 10004, and Warlock Records Inc. ("WRI"), whose address is 122 East 25th Street, New York, New York 10010;

     WHEREAS, the parties hereto have determined that it is in their best interests to jointly pursue their common goals, as defined and set forth herein, through doing business as a limited liability company ("L.L.C."), and to formalize their mutual rights and obligations in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.   FORMATION, NAME, PRINCIPAL PLACE OF BUSINESS.
     --------------------------------------------

     1.1.  FORMATION.  The parties hereby form and enter into an L.L.C. under
           ---------
and pursuant to the laws of the state of Delaware, subject to the terms and conditions contained in this Agreement. The actual formation of the company constituting the L.L.C. and filing of documents effectuating such formation shall be provided by N2K on behalf of the L.L.C. (and costs relating thereto shall be charged to the L.L.C. ), and such company and its formation shall be governed by the terms and conditions of this agreement. In addition, the parties hereto shall create a board of directors (the "Board"), consisting of five members to be chosen by WRI. It is understood that WRI has selected Bud Katzel as a member of the Board. Should Bud Katzel resign or ask to leave, WRI shall select a substitute.

     1.2.  NAME.  The parties hereby adopt the name Encoded Music and shall
           ----
conduct the L.L.C. using such name or such other name or such assumed or trade name as may be adopted by the L.L.C. in consultation with the Board.

     1.3.  PRINCIPAL PLACE OF BUSINESS.  The principal place of business of the
           ---------------------------
L.L.C. shall be at 122 East 25th Street, in New York, New York, or at such other or additional place or places as may be designated by the Board.

2.   PURPOSE, SCOPE, POWERS.
     ----------------------

     2.1.  PURPOSE.  The purpose and business of the L.L.C. shall be the
           -------
creation of a record label primarily (though not necessarily exclusively) focused upon the manufacture, distribution and exploitation of music in the genres of jazz, so-called "smooth jazz" and related genres of music and special products.

     2.2.  POWER.  In furtherance of the foregoing purpose, the L.L.C. has the
           -----
power and authority, expressly subject to the terms of this Agreement, to:

           (a) Acquire, by purchase, lease or otherwise, personal property or any interest therein, exclusive of real property.

           (b)  Encumber assets of the L.L.C.

           (c)  Sell, assign, lease or convey all or any part of its property.

           (d) Lend its received funds or make guarantees of obligations of others upon such terms as the L.L.C. shall determine.

           (e) Retain counsel, accountants, financial advisers, and other professional personnel.

           (f) Engage in such other activities and incur such other expenses as may be necessary or appropriate for the furtherance of the L.L.C., and execute, acknowledge and deliver any and all instruments necessary to the foregoing.

     2.3.  AUTHORITY.  The parties intend that the powers set forth in paragraph
           ---------
2.2 above be exercised only in furtherance of the business of the L.L.C. to act on behalf of the L.L.C. only to accomplish the above stated purpose. Notwithstanding anything to the contrary contained herein, decisions requiring Board approval are set forth in Schedule A1 (a copy of which is attached hereto and made a part hereof).

3.   CAPITAL, DISTRIBUTIONS AND OWNERSHIP.
     ------------------------------------

     3.1.  CAPITAL CONTRIBUTIONS AND OTHER INCOME.  The parties agree to make
           --------------------------------------
contributions to the L.L.C. as follows:

           (a) WRI shall fund one hundred percent (100%) of all costs and other resources necessary to the operation of the L.L.C. and as is customary in the recording industry, for a period of no less than a three year period commencing upon the date hereof (the "Initial Term"), including without limitation: costs related to the production, manufacture, sale and distribution of master recordings and all other recording agreement payments to artists and/or third parties; mechanical royalty payments in connection with the sale of musical product; and overhead. The L.L.C. shall, within ten (10) days following execution of this agreement, reimburse N2K for any monies advanced by N2K in connection with the production of or acquisition of unreleased product to be assigned to the L.L.C. as provided herein. (A schedule of such costs are attached hereto as Schedule

A2.) For the purpose of this paragraph, "unreleased product" means master recordings recorded or currently being recorded by the recording artists known as Inner Shade, T.S. Monk and Jonathan Butler. With respect to T.S. Monk, the L.L.C.'s obligation to reimburse N2K for such production costs shall be Thirty Thousand Dollars ($30,000).

           (b) N2K hereby assigns to the L.L.C. and the L.L.C. assumes the following assets and liabilities of N2K Encoded Music related to certain master recordings, agreements and current outstanding foreign license advances (if any) (a schedule of which is attached hereto as Schedule B and incorporated herein by reference):

                (i) all rights, title and interest to those certain existing master recordings owned by N2K (the "N2K Masters") (Schedule B1);

                (ii) the assignment of all remaining N2K owned inventory of product derived from the N2K Masters and previously distributed by N2K (Schedule
B2);

                (iii) the right to receivables derived from product currently in distribution (subject to the L.L.C.'s assumption of obligations with respect to third party payments such as artist and copyright royalty payments, etc.) (Schedule B3);

                (iv) the assignment of artist recording, licensing and any other agreements granting rights for the production of and/or distribution of audio and audiovisual recordings (the "Agreements") (including the benefit of any applicable unrecouped advances and outstanding advance payments currently due N2K) (Schedule B4);

                (v) N2K hereby provides the L.L.C. a gratis perpetual license granting it the rights necessary to take control of and operate the existing N2K Encoded Music label and Encoded Music Artist web sites (the cost of maintaining such sites being the responsibility of the L.L.C. ) provide that such sites continue to link exclusively (i.e., to no other record retailer) to N2K's online music retail website Music Boulevard, located at http://www.musicblvd.com, or any successor site, it being understood, however, that N2K shall have no obligation to continue to maintain the Encoded Music Artist websites, and provided further, that N2K may discontinue such websites in its sole discretion without providing the L.L.C. with replacement services, without any liability to the L.L.C or WRI. It is understood that N2K hereby transfers and assigns its rights in and to such Encoded Music Artist web sites and the N2K Encoded Music label web sites.

(The assets described in sections 3.1(b)(i) through (v) above are sometimes hereinafter collectively referred to as the "N2K Assets"). N2K shall execute all documentation necessary to effectuate the transfer and assignment of the N2K Assets (e.g., copyright registrations, etc.).

                (vi) N2K hereby agrees not to use the name N2K Encoded Music or any similar name which may be confused with the name Encoded Music L.L.C.

           (c) Notwithstanding anything to the contrary contained herein, it is understood that the L.L.C. shall not require N2K, nor shall N2K be obligated to make any capital contributions to the L.L.C. during the term of this agreement. In the event the L.L.C. determines that a capital contribution by N2K and WRI would otherwise be required to acquire or purchase products and/or assets for the benefit of the L.L.C., and N2K refuses to make any such capital contribution to effectuate such acquisition or purchase of such products or assets, WRI's concurrent or subsequent good faith acquisition or purchase of such products or assets shall be not be deemed contrary to or in conflict with WRI's obligations to the L.L.C. as provided herein.

3.2.  OTHER CONTRIBUTIONS.  The parties agree to contribute to the L.L.C. the
      -------------------
required talent and expertise  as follows:

           (a) Commencing on the date hereof, N2K shall furnish to the L.L.C. the employment services of Carl Griffin ("Griffin"). For so long as Carl Griffin works full time for the L.L.C., the L.L.C. agrees that it shall reimburse N2K for all salary payments (including without limitation, bonuses, A&R and producer points') and health benefit payments made to Carl Griffin pursuant to N2K's employment agreement with Carl Griffin, dated as of January 1, 1997 (the "Griffin Agreement") (a copy of which is attached hereto as Exhibit A1), for the balance of the Griffin Agreement, as that agreement may be amended, modified or supplemented, except that N2K's obligation to furnish Griffin's services to the L.L.C., shall in any event, end upon (i) termination of Griffin's employment;
(ii) expiration of the term of the Griffin Agreement; or (iii) when Griffin voluntarily ceases to provide his employment services to N2K, whichever is earlier. Griffin will be reimbursed for his travel and entertainment expenses directly by the L.L.C. No amendment, modification or supplement to the Griffin Agreement shall obligate the L.L.C. to any such additional terms and conditions unless the L.L.C. has approved such changes.

           (b) The L.L.C. shall use its best efforts to secure the employment services of Eulis Cathey during the Initial Term of the Agreement.

           (c) N2K shall furnish to the L.L.C. the employment services of Sandra Trim-DaCosta ("DaCosta") for a period of six (6) months commencing as of the date of formation of the L.L.C. During such six (6) month period, the L.L.C. shall reimburse N2K in the amount of Three Thousand Dollars ($3,000) per month for DaCosta's services. In the event the L.L.C. wishes to continue to utilize the employment services of DaCosta after such six (6) month period, the L.L.C. agrees it shall reimburse N2K for all salary payments (including, without limitation, bonuses) and health benefit payments made to DaCosta pursuant to N2K's employment agreement with DaCosta, dated as of December 9, 1996

(the "DaCosta Agreement") (a copy of which is attached hereto as Exhibit A2), for the balance of the DaCosta Agreement, as that agreement may be amended, modified or supplemented, except that N2K's obligation to furnish DaCosta's services to the L.L.C., shall in any event, end upon (i) termination of DaCosta's employment; (ii) expiration of the term of the DaCosta Agreement; or
(iii) when DaCosta voluntarily ceases to provide her employment services to N2K, whichever is earlier. DaCosta will be reimbursed for her travel and entertainment expenses directly by the L.L.C. No amendment, modification or supplement to the DaCosta Agreement shall obligate the L.L.C. to any such additional terms and conditions unless the L.L.C. has approved such changes.

           (d) WRI shall contribute the services of Adam Levy ("Levy"). Notwithstanding the preceding sentence, it is understood that it is the essence of the agreement between the parties that Levy is principally involved in performing his personal services for the L.L.C.

           (e) N2K will cooperate with the L.L.C. to provide promotional opportunities on Music Boulevard for the sale of the L.L.C. products online, subject to its reasonable business judgment. WRI will utilize its existing operations and its third party relationships to enhance the promotion of the products of the L.L.C., subject to its reasonable business judgment.

     3.3   ADDITIONAL CONSIDERATION TO N2K.  In consideration of N2K's
           -------------------------------
contribution of the N2K Assets to the L.L.C., the L.L.C. shall pay N2K, in addition to the consideration described in 4.4 below, the following:

           (a) With respect to the sale of product sold by the L.L.C. in the United States: a royalty of six (6%) percent of the retail selling price of each unit of all products sold or licensed by the L.L.C. N2K Royalties payable hereunder shall be subject to the same proportionate reductions, deductions and configurational, territorial, category and other variations contained in the applicable artist agreement for which the N2K Royalty is being earned (but not subject to artist's recoupment). Subject to the recoupment of the then applicable installment of the N2K Advance (as defined in subparagraph 3.3(b) below), the L.L.C. shall pay to N2K the N2K Royalty earned by N2K hereunder retroactive to the first record sold. With respect to (i) exploitations of products sold by the L.L.C. whereby the L.L.C. is paid on a flat-fee basis (e.g., where an artist is paid on a net receipts basis pursuant to their recording agreement with N2K), or (ii) sale of product by the L.L.C. outside the United States, the L.L.C. shall pay to N2K, in lieu of the N2K Royalty, a sum equal to ten percent (10%) of the L.L.C.'s net receipts with respect to such exploitations. (Any monies payable to N2K pursuant to this subparagraph 3.3(a) shall be referred to as the "N2K Royalty(ies)".) "Net receipts" as used herein shall mean amounts received by the L.L.C. less any costs or expenses or amounts which the L.L.C. is obligated to pay to the artist, performers, producers or others for the performance production or use of the musical works or their performances. Notwithstanding anything to the contrary contained herein, the L.L.C. shall not be obligated to pay the N2K Royalty on any product sold or licensed by the L.L.C. until sales for such product exceed ten thousand (10,000) units. Upon obtaining such 10,000 unit for the product concerned, the L.L.C. shall pay the N2K Royalty retroactive to the first unit sold, in accordance with the provisions of this agreement.

           (b) (i) A non-refundable advance (the "N2K Advance") in the amount of Three Hundred Thirty-Four Thousand Dollars ($334,000) which advance shall be recoupable from the N2K Royalty payable to N2K during the Initial Term, provided that such N2K Royalties shall first be applied to any expense incurred by the L.L.C. in connection with Excess Inventory Expense (as set forth under Section 3.3(c) below). The N2K Advance shall be paid in equal quarterly installments at the commencement of each of the four quarters of the first year of the Initial Term.

                i. An additional advance in the amount of Three Hundred Thirty-Three Thousand Dollars ($333,000) ("2nd Advance") which shall be paid upon the recoupment of the N2K Advance and the Expected Returns (less the Returns Credit, as defined below).

                ii. An additional advance in the amount of Three Hundred Thirty-Three Thousand Dollars ($333,000) ("Third Advance") which shall be paid upon the recoupment of the N2K Advance and the 2nd Advance, if any.

(The N2K Advance, the 2nd Advance and the Third Advance are hereinafter referred to as the "Advance(s)".) Notwithstanding anything to the contrary contained herein, if all the Advances are recouped prior to the end of the Initial Term, then within thirty (30) days after the recoupment of such Advances, an additional advance will also be paid in an amount reflecting the accelerated rate at which the previous Advance had been recouped during the Initial Term. The payment procedure of such additional advance shall be determined by the Board.

           (c) For purposes of this subparagraph, the following definitions shall apply: "Retail Inventory Units" is the number of units at the retail level of each title as set forth on the attached Schedule C. "Expected Sales" is the projected number of units of N2K inventory which are expected to be sold by the L.L.C., on a title by title basis, for a 52 week period (based on Sound scans report for the week ending January 3, 1999), as indicated on the attached Schedule C Column "JV/Warlock". The "Expected Returns" is the difference between Retail Inventory Units and Expected Sales and appears as Column "N2K" in Schedule C. The L.L.C. shall recoup as against the N2K Advance and the N2K Royalty up to $1,000,000 in Expected Returns less the Returns Credit (the "Excess Inventory Expense"). "Returns Credit" shall mean any credit yielded to the L.L.C. from the non-payment of royalties and other sums on such actual returns (i.e., artist royalties, producer royalties, mechanical royalties union payments, etc.) (It is understood that all units returned or credited shall be valued at the actual price sold less any applicable discount on such unit.) N2K Royalties shall first be applied to recoup the Excess Inventory Expense before recoupment of the N2K Advances set forth in Section 3.3(b) above). Any returns of product in excess of the Expected Returns for the applicable title and any product shipped by the L.L.C. from inventory shall be solely an L.L.C. liability. [By way of illustration: the Expected Sales contained on Schedule C with respect to Jonathan Butler are 24,076 units. The Expected Returns for Jonathan Butler is 6,287 units. The L.L.C. shall have the right to apply such 6,287 units against the N2K Advance and N2K Royalty payable to N2K hereunder. Any units returned in excess of the Expected Returns shall be the L.L.C.'s liability.]

     3.4.  DISTRIBUTION OF AVAILABLE CASH TO THIRD PARTIES.  The Board shall
           -----------------------------------------------
determine disbursements of cash and/or profits to the members of the L.L.C.



     3.5.  OWNERSHIP OF THE L.L.C. PROPERTY.  All property of the L.L.C. shall
           --------------------------------
be registered or cause to be registered, in the name of the L.L.C., including the copyright in all materials created and produced in connection with the L.L.C. which contain the requisite degree of creativity and originality. All such materials shall be registered in the United States under the Berne Convention of 1986, as revised, and the requisite copyright notice shall be included on each copy or phonorecord of the materials. All tangible and intangible property generated or produced in furtherance of the purposes of the L.L.C. shall be the property of the L.L.C. subject to the terms hereof. Except as otherwise provided herein, upon termination of the L.L.C., all copyrights of the L.L.C. will be jointly owned by N2K and WRI in the percentages hereinafter indicated. Ownership of the L.L.C. and all derivative works shall be in the following percentages:

           WRI:    eighty and one-tenth percent (80.1%)

           N2K:    nineteen and nine-tenths percent (19.9%)

Derivative works or Products owned on a different percentage basis, and any change of ownership of the L.L.C., will be evidenced by a separate document, signed by each party.

     3.6.  SECURITY AGREEMENT.  Simultaneously upon the execution of this
           ------------------
agreement, WRI and the L.L.C. shall execute the Security Agreement, a copy of which is attached hereto as Exhibit B, and is incorporated herein by reference.

4.   MANAGEMENT.
     ----------

     4.1.  MANAGEMENT OF L.L.C.   The overall management and control of the day-
           --------------------
to-day business and affairs of the L.L.C. shall determined by the Board and
carried out by the Officers appointed by the Board.   The L.L.C. may make any
payment to any member or
any business owned, operated or controlled by such member so long as such payments are mutually approved payments to the person or entity for services rendered or approved expenses incurred on behalf of the L.L.C.; provided also, that no salaries to employees of the Parties hereto or their owned, operated or controlled business, or any general overhead expenses shall be deducted from gross receipts in determining net profits, except as otherwise set forth in the applicable operating budget, or as otherwise agreed upon by the Board. For avoidance of doubt, it is understood that during the Initial Term, no payments shall be made to any member or any related party of such member in connection with any agreements or transactions with such member or any related party of such member without the prior written approval of the Board.

     4.2.  MARKETING.  It is anticipated that the L.L.C. may enter into
           ---------
additional marketing and distribution agreements with respect to the Products. The terms of such agreements shall be subject to Board approval.

     4.3.  DUTIES OF THE PARTIES; BUDGET AND MEETINGS.  WRI shall use its best
           ------------------------------------------
efforts to carry out the purposes of the L.L.C.; shall devote such time to the L.L.C. business as shall be reasonably required to carry out such purposes; and shall use its best efforts to assure the efficient management and operation of the L.L.C.'s business. To the extent deemed necessary, the Board shall establish a budget for the activities of the L.L.C., which shall set forth the categories of expenses of the L.L.C., the amounts of WRI's capital contributions with respect thereto, and the timing of the making of such expenditures and contributions. It is agreed that the Board shall meet no less frequently than quarterly to discuss the business of the L.L.C. and the progress thereof.

     4.4.  COMPENSATION OF PARTIES.  The net profits of the L.L.C., less such
           -----------------------
amounts as may be deemed by the L.L.C. to be necessary to meet the anticipated cash flow and capital needs of the L.L.C., will be distributed to the Parties hereto, proportionate with their ownership interest in the L.L.C., within thirty
(30) days after the end of each calendar year and shall be accompanied by statements of account setting forth the calculation of such net profits. For purposes of distribution hereunder, "net profits" shall be net profits calculated by the L.L.C.'s accountants employing G.A.A.P and in accordance with the applicable provisions of this agreement.

     4.5.  WARRANTIES AND REPRESENTATIONS.
           ------------------------------

           WRI warrants and represents:

           (a) WRI is authorized, empowered and able to enter into and fully perform its obligations under this agreement. Neither this agreement nor the
fulfillment thereof by WRI infringes upon the rights of any third party.   WRI
has no knowledge of any claim or purported claim which would interfere with N2K's rights hereunder or create any liability on the part of N2K or on behalf of the L.L.C.

           (b) WRI is a duly organized and existing under the laws of the State of New York.

           (c) The master recordings and other product (if any), to be released by the L.L.C. hereunder and the recorded performances embodied thereon shall be produced in accordance with the rules and regulations of any union(s) having jurisdiction herein.

           (d) The L.L.C. shall be solely responsible for and shall pay all sums due any artist, producers and all other parties entitled to receive royalties in connection with the master recordings (including audiovisual recordings, if any). N2K shall provide the L.L.C. a schedule (attached hereto as Schedule D) of current royalty liability and the recouped/unrecouped status of each such project.

     4.6.  INDEMNIFICATION.
           ---------------

           (a) WRI shall indemnify and hold harmless N2K and the L.L.C. from and against all claims, demands, actions or rights of action (including costs of defense and settlement and reasonable attorneys' fees) arising as a result of WRI's conduct in breach of the warranties, representations, covenants and terms of this L.L.C. Agreement. Upon the assertion of any such claim, demand, action or right of action, N2K or the L.L.C. shall notify WRI and provide WRI with the opportunity to participate in the defense thereof at WRI's sole cost and expense; provided that any failure to give such notice shall not affect N2K's right of indemnity provided as part of this L.L.C. Agreement.

           (b) N2K shall indemnify and hold harmless WRI and the L.L.C. from and against all claims, demands, actions or rights of action (including costs of defense and settlement and reasonable attorneys' fees) arising solely in connection with the N2K Assets and rights and obligations associated therewith. Upon the assertion of any such claim, demand, action or right of action, WRI or the L.L.C. shall notify N2K and provide N2K with the opportunity to participate in the defense thereof at N2K's sole cost and expense; provided that any failure to give such notice shall not affect WRI's right of indemnity provided as part of this L.L.C. Agreement.


5.   FISCAL MATTERS.
     --------------

     5.1.  BOOKS AND RECORDS.  Accurate books of the L.L.C. shall be maintained
           -----------------
on
behalf of the L.L.C., at the principal place of business of the L.L.C. showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the L.L.C.'s business and affairs in accordance with policies established by the Board of Directors. The Parties shall have access at all reasonable times to the books and records of the L.L.C. Each Party may, at its sole cost and election, employ or utilize the services of a third party to conduct an audit and examine all of the books and records of the L.L.C. no more than once per calendar year, and make copies of such books and records for its own use. Any claims generated by the said audit must be made in writing within one (1) year from the date said audit commences.

     5.2.  ACCOUNTING FOR EXPENSES.  As a general guideline, the Parties agree
           -----------------------
that the L.L.C. budget shall be approved by the Board. Out-of-pocket expenses expended by a Party but not approved by the Board (or not previously approved by the Board as part of the L.L.C. budget) shall be absorbed by the Party incurring such expenses.

     5.3.  BANK ACCOUNTS.  All funds of the L.L.C. shall be accounted for in its
           -------------
name in such checking accounts, savings accounts, time deposits, certificates of deposit or internal accounts as shall be designated by the L.L.C..

6.   TERM AND GENERAL PROVISIONS.
     ---------------------------

     6.1.  TERM.  The term of the L.L.C. shall consist of the Initial Term (as
           ----
defined in subparagraph 3.1(a) above), and shall continue thereafter until terminated by mutual agreement, as provided by law, or as otherwise provided herein.

     6.2.  NOTICES.  All notices shall be in writing, and shall be deemed
           -------
properly given when personally delivered or when mailed, first class mail, certified, return receipt requested, all charges prepaid, as follows (subject to change by notice):


     To N2K:                  N2K Inc.
                              55 Broad Street
                              New York, New York 10004
                              Attn: Jon Diamond

     With courtesy copy to:   N2K Inc.
                              55 Broad Street
                              New York, New York 10004
                              Attn: General Counsel

     To WRI:                  Warlock Records Inc.
                              122 East 25th Street
                              New York, New York 10010

                              Attn: Adam Levy


     with courtesy copy to:   Borstein & Sheinbaum
                              420 Lexington Ave., Suite 2920
                              New York, New York  10170
                              Attn:  Leon Borstein, Esq.

6.3.  DISSOLUTION.
      -----------

      (a) In the event of WRI's dissolution or the liquidation of WRI's assets, or the filing by or against WRI of a petition for liquidation or reorganization under Title 11 of the United States Code as now or hereafter in effect or under any similar statute relating to insolvency, bankruptcy, liquidation or reorganization and the same is not dismissed within ninety (90) days of the date of said petition, or in the event of the appointment of a trustee, receiver or custodian for WRI or for any of its property, or in the event that WRI shall make an assignment for the benefit of creditors or in the event WRI shall fail to fulfill any of its material obligations in this agreement, then in addition to any other remedies which may be available, N2K shall have the option by notice to WRI to either: (a) terminate this agreement; or (b) require WRI to assign all of its voting interest in the L.L.C. holdings to N2K. In the event that N2K elects Termination, the L.L.C. shall be liquidated in an orderly manner. All of the assets shall be sold in the best interest of the L.L.C., except for the N2K Masters which shall be reassigned to N2K along with all of the inventory of the N2K Masters. All returns of N2K merchandise after liquidation shall be the asset and liability of N2K. All other rights and liabilities related to the N2K Masters likewise shall belong to N2K. In the event that N2K elects assignment, WRI may require a reassignment of voting rights only upon discharge from bankruptcy. An election to terminate by either Party before the end of the Initial Term shall act as a waiver of all rights to receive and make further payments pursuant to (S)3.3(b) above.

      (b) In the event of N2K's dissolution or the liquidation of N2K's assets, or the filing by or against N2K of a petition for liquidation or reorganization under Title 11 of the United States Code as now or hereafter in effect or under any similar statute relating to insolvency, bankruptcy, liquidation or reorganization, or in the event of the appointment of a trustee, receiver or custodian for N2K or for any of its property, or in the event that N2K shall make an assignment for the benefit of creditors, then in addition to any other remedies which may be available, WRI shall have the option by notice to N2K to terminate this agreement.

6.4.  EVENTS OF TERMINATION.
      ---------------------

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

           (a) In the event WRI breaches any of its warranties or representations hereunder, or in the event of the death, or incapacity of Levy lasting for a period of sixty (60) days or more and/or in the event that Levy shall cease for whatever reason to be actively engaged in WRI's management in a controlling capacity, N2K shall have the right, without liability of any kind whatsoever, by giving WRI written notice thereof ("N2K Option"), to terminate the Term of this L.L.C., as of the date of such notice. If any breach of warranty or representation is curable, the notice of breach shall contain a thirty (30) day cure provision allowing the recipient to cure. In the event N2K exercises the N2K Option to terminate this L.L.C., N2K may require the L.L.C. to either: (a) assign to N2K all of the N2K Assets, and neither the L.L.C. nor WRI shall have any further interest therein; associated accounts receivable and the returns, if any. In the event N2K exercises its option to terminate this agreement pursuant to this subparagraph, N2K shall pay WRI an amount equal to 80% of the fair market value of the L.L.C. as of the date of N2K's exercise of its option to terminate this agreement. The L.L.C.'s "fair market value" shall be determined by an independent certified public accountant mutually selected by both parties.

           (b) Notwithstanding anything to the contrary contained in this paragraph, solely in the event of Levy's death or incapacity occurring no earlier than one (1) year following the date hereof ("Occurrence Date"), N2K may at its option buy WRI's interest in the L.L.C. by paying WRI (or its heirs or assigns) an amount equal to 80% of the fair market value of the L.L.C. as of the date of death or incapacity. Such payment shall be made before the end of the fiscal year in which the Occurrence Date occurs. The L.L.C.'s "fair market value" shall be determined by an independent certified public accountant mutually selected by both parties.

           (c) In the event WRI exercises its option to terminate this agreement pursuant to subparagraph 6.3(b) above, WRI shall pay N2K an amount equal to 19.9% of the fair market value of the L.L.C. as of the date of WRI's exercise of its option to terminate this agreement, under same terms and conditions specified. in subparagraph 6.4(a) above. The L.L.C.'s "fair market value" shall be determined by an independent certified public accountant mutually selected by both parties.

     6.5.  BUY-OUT.  Notwithstanding anything to the contrary contained in this
           -------
agreement:

          (a) on or after the first anniversary of the term of this agreement, N2K may give notice to WRI of its interest to buy WRI's interest in the L.L.C. (the "N2K Buyout Offer"). The Buyout Offer shall contain a price, a schedule of payment dates, security, if any, and penalty clauses, if any, to be valid. Within sixty 60 days following receipt of the N2K Buyout Offer, WRI may (I) elect to accept the N2K Buyout

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

                Offer; in which case N2K will pay WRI the amount equal to the N2K Buyout Offer in accordance its terms, or (ii) purchase N2K's interest in the L.L.C. for an amount equal to 19.9% of the N2K Buyout Offer upon the same terms and conditions as contained in the Buyout Offer. If WRI does not respond within such sixty (60) day period, then WRI must sell its interest in the L.L.C. to N2K at the N2K Buyout Offer.

           (b) on or after the first anniversary of the term of this agreement, WRI may give notice to N2K of its interest to buy N2K's interest in the L.L.C. (the "WRI Buyout Offer"). The Buyout Offer shall contain a price, a schedule of payment dates, security, if any, and penalty clauses, if any, to be valid. Within 60 days following receipt of the WRI Buyout Offer, N2K may (I) elect to accept the WRI Buyout Offer; in which case WRI will pay N2K the amount equal to the WRI Buyout Offer in accordance with its terms, or (ii) purchase WRI's interest in the L.L.C. for an amount equal to 400% of the WRI Buyout Offer upon the same terms and conditions as contained in the Buyout Offer. If N2K does not respond within such sixty (60) day period, then N2K must sell its interest in the L.L.C. to WRI at the WRI Buyout Offer.

     6.6.  ASSIGNMENT.  No Party hereto shall assign its interest in this
           ----------
Agreement or the L.L.C. without the prior written consent of the other Parties hereto, except to an entity acquiring all or substantially all of the assets of a Party or to an entity created as a result of merger with a Party. It is
contemplated that N2K will merge with CDNow Inc. (the "Merger").   WRI hereby
consents to N2K's assignment of its interest contained in this agreement (i) directly to the newly merged business entity resulting from such Merger; or (ii) to N2K as a wholly owned subsidiary of such newly merged business entity, such determination shall be made by such newly merged business entity in its sole discretion.

     6.7.  BINDING EFFECT.  Except as herein otherwise provided to the contrary
           --------------
above, this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective heirs, executors, administrators, successors, transferees and assigns.

     6.8.  CHOICE OF LAW.  This agreement will be governed and construed
           -------------
pursuant to the laws of the state of New York applicable to contracts entered into and performed entirely within the State of New York.

     6.9.  JURISDICTIONAL VENUE.  Any disputes or controversies arising
           --------------------
hereunder shall be subject to the jurisdiction of Courts of the State of New York or of the U.S. District Court for the Southern District of New York.

     6.10. SERVICE OF PROCESS.  Any process in any action or proceeding arising
           ------------------
under or relating to this agreement may, among other methods, be served upon either Party by

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

delivering or mailing the same by registered or certified mail, directed to the address first written above or such other address as designated by notice to such other party. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York.

     6.13. CONFIDENTIALITY/PRESS RELEASE.  The Parties hereto acknowledge and
           -----------------------------
agree that the terms of this agreement are confidential and shall not be disclosed to any third party without the prior approval of the other Party, except as may be required by law or as necessary to disclose to such Party's board of directors, management or shareholders. Arrangements made in connection with any press release concerning the signing of this agreement must be mutually approved by the Parties hereto, and any such press release itself must be mutually approved.

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

     IN WITNESS WHEREOF, the Parties have executed this L.L.C. Agreement, or have caused it to be executed by their duly authorized representatives, as of the day and year first above written.



                                   N2K INC.



                                   By:____________________________

                                   Date:  ________________________



                                   WARLOCK RECORDS INC.



                                   By:____________________________

                                   Date:  ________________________

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